CAYMAN ISLANDS
BRITISH VIRGIN ISLANDS
DUBAI
HONG KONG
JERSEY
LONDON
Exhibit 5.1
Our Ref: DLM/cb/U0154-85078
10 February 2009
United America Indemnity, Ltd.
Walker House, 87 Mary Street
KYI — 9002
George Town, Grand Cayman
Cayman Islands
Dear Sirs:
VALIDITY OF ISSUE OF SECURITIES OF UNITED AMERICA INDEMNITY, LTD., A CAYMAN ISLANDS EXEMPTED COMPANY.
As set forth in a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by United America Indemnity, Ltd., a Cayman Islands exempted company (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the Company’s unsecured debt securities (the “Debt Securities”), (ii) the Company’s Class A common shares, $0.0001 par value per share (the “Common Shares”), (iii) the Company’s preferred shares, $0.0001 par value per share (the “Preferred Shares”), (iv) depositary shares of the Company representing Preferred Shares (the “Depositary Shares”), (v) stock purchase contracts to purchase Common Shares (the “Stock Purchase Contracts”), (vi) stock purchase units of the Company (the “Stock Purchase Units”), (vii) warrants (the “Warrants”) to purchase Debt Securities, Preferred Shares or Common Shares and (viii) units consisting of any of the foregoing securities listed in clauses (i) through (vii) (the “Units” and, together with the Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units and Warrants, collectively, the “Securities”), to be issued and sold by the Company from time to time pursuant to Rule 415 under the Securities Act, certain legal matters in connection with such Securities are being passed upon for you by us.
In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) will have become effective under the Securities Act; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange,
Walkers
Walker House. 87 Mary Street. George Town
Grand Cayman KYL.9001 Cayman Islands
T+1 345 949 0100 F + 1 345 949 7886 www.walkersglobal.com

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redemption or exercise; and (vi) there will be sufficient Common Shares and Preferred Shares authorized for issuance under the Company’s amended and restated memorandum and articles of association.
For the purposes of giving this opinion, we have examined the documents listed in Schedule 1.
In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.
We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.
Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the laws of the Cayman Islands:
1.	The Company is an exempted company duly registered and validly existing and, based on the certificate issued by the Cayman Islands Registrar of Companies, in good standing under the laws of the Cayman Islands.

2.	With respect to Common Shares, when (i) the Board of Directors of the Company or, to the extent permitted by the laws of the Cayman Islands and the Company’s amended and restated memorandum and articles of association, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters, and (ii) valid book-entry notations are made in the share register of the Company, either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Shares) provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Shares), the Common Shares will be recognized as having been duly authorized and validly issued, fully paid and non-assessable.

3.	With respect to Preferred Shares, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the Preferred Shares and to approve the issuance thereof, the terms of the offering thereof and related matters, and (ii) valid book-entry notations are made in the share register of the Company, either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Shares) provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, the terms of such Security or the instrument governing such Security providing for such

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conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Shares), the Preferred Shares will be recognized as having been duly authorized and validly issued, fully paid and non-assessable.

4.	With respect to the Depositary Shares, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the Depository Shares and to approve the issuance thereof, the terms of the offering thereof and related matters, and (ii) valid book-entry notations are made in the share register of the Company, either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Depositary Shares) provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Depositary Shares), the Depositary Shares will be recognized as having been duly authorized and validly issued, fully paid and non-assessable.

5.	With respect to the Stock Purchase Contracts, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Stock Purchase Contracts and to approve the issuance thereof, the terms of the offering thereof and related matters and (ii) the certificates representing the Stock Purchase Contracts have been duly executed, countersigned, registered and delivered in accordance with their terms and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Stock Purchase Contracts will be duly authorized and validly issued and will constitute binding obligations under the laws of the Cayman Islands.

6.	With respect to the Stock Purchase Units, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Stock Purchase Units and to approve the issuance thereof, the terms of the offering thereof and related matters and (ii) the certificates representing the Stock Purchase Units have been duly executed, countersigned, registered and delivered in accordance with their terms and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Stock Purchase Units will be duly authorized and validly issued and will constitute binding obligations under the laws of the Cayman Islands.

7.	With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Warrants and to approve the issuance thereof, the terms of the offering thereof and related matters, (ii) a warrant agreement relating to the Warrants shall have been duly authorized and validly executed and delivered by the Company and the financial institution designated as warrant agent thereunder; and (iii) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the

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warrant agreement relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued and will constitute binding obligations under the laws of the Cayman Islands.

8.	With respect to the Units, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Units and to approve the issuance thereof, the terms of the offering thereof and related matters and (ii) the certificates representing the Units have been duly executed, countersigned, registered and delivered in accordance with their terms and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Units will be duly authorized and validly issued and will constitute binding obligations under the laws of the Cayman Islands.

9.	With respect to the Debt Securities, when (i) the Board has taken all necessary corporate action to approve and enter into one or more relevant indentures or amendments or supplements thereto, as described in the Registration Statement, as amended or supplemented, or any prospectus or prospectus supplement and pursuant thereto, approve the issuance and terms of the Debt Securities, the terms of the offering thereto and related matters, including the adoption of resolutions establishing the terms of such Debt Securities and (ii) certificates representing the Debt Securities have been duly executed, countersigned, registered and delivered for consideration approved by the Board, the Debt Securities will be duly authorized and validly issued.
This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.
Yours faithfully,
WALKERS

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SCHEDULE 1
LIST OF DOCUMENTS EXAMINED
1.	The amended and restated memorandum of association and articles of association of the Company.
2.	A certificate of good standing in respect of the Company issued by the Cayman Islands Registrar of Companies dated 10 February 2009.
3.	The resolutions adopted by the Board of Directors of the Company on 10 February 2009 (the “Resolutions”).
4.	The contents of the Registration Statement to be filed with the Commission by the Company.
5.	Such other documents as we have considered necessary for the purposes of rendering this opinion.

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SCHEDULE 2
ASSUMPTIONS
The opinions hereinbefore given are based upon the following assumptions insofar as each such assumption may relate to the opinions given:
1.	All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed and that all copies conform to their originals.
2.	The Minute Book of the Company supplied to us by the Company contains a complete record of the business transacted by it.
3.	The corporate records of the Company supplied to us by the Company constitute its complete corporate records and that all matters required by law to be recorded therein are so recorded.
4.	From the date of the Resolutions no corporate or other action is taken by the Company to amend, alter or repeal the Resolutions and no corporate or other action is taken by the Company except as contemplated by the Registration Statement.